Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2005, with respect to the consolidated financial statements of Essex Corporation, included in its Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Stegman & Company
Stegman & Company

September 29, 2005

Baltimore, Maryland